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                                JANUARY 3, 2005
                      SUPPLEMENT NO. 2 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND V L.P.
                                    DATED
                               AUGUST 10, 2004
                     (SUPPLEMENT EXTENDING THE OFFERING OF
                              BCTC V SERIES 49)

This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 2 should be read in conjunction with Supplement No. 1.

Extension of BCTC V Series 49
-----------------------------

     It was originally anticipated that Series 49 would end on December 31, 2004. The General Partner is authorized to extend the offering for an indefinite period of time provided that subscriptions for at least 250,000 certificates are accepted by the General Partner within twelve months from the commencement of the series. (See "The Offering") As of December 31, 2004, the General Partner has accepted 3,360,025 certificates and has extended the offering until April 30, 2005. All other terms of the offering as set forth in the Prospectus remain the same.